UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017 (April 12, 2017)
THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
During the months of February and March 2017, Orchard Acquisition Company, LLC (together with its ultimate parent The J.G. Wentworth Company and their respective consolidated subsidiaries, the “Company”) entered into separate Confidentiality Agreements (“NDAs”) with certain of its lenders, or investment managers thereof, as applicable (collectively, the “Lenders”), under that certain Credit Agreement, dated as of February 8, 2013, among the Company and certain of its affiliates, Jefferies Finance LLC, as administrative agent, and each of the lenders from time to time party thereto (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), to engage in discussions regarding a pro-active and consensual deleveraging of the Company’s balance sheet to ultimately achieve greater operational flexibility and improved equity value (a “Possible Transaction”).
Pursuant to the NDAs, the Company agreed to publicly disclose any material non-public information disclosed to the Lenders, upon the occurrence of certain events or upon the passage of a date certain, as set forth in each of the NDAs. The Company initiated discussions with certain Lenders under NDA regarding a Possible Transaction with a structure substantially consistent with the terms set forth on Exhibit 99.1, which is incorporated into this Item 7.01 by reference. Discussions with certain of such Lenders have continued, and the Company proposed an alternative structure for a Possible Transaction substantially consistent with the terms set forth on Exhibit 99.2, which is incorporated into this Item 7.01 by reference.  The Company and the Lenders have not, to date, reached an agreement on the terms of a Possible Transaction. Nonetheless, the Company intends to continue to engage its Lenders on the terms of either structure and continue to solicit additional support for a Possible Transaction containing either of such terms from the broader Lender group. Discussions between individual Lenders or a group of Lenders are expected to continue, and the Company undertakes no obligation to disclose the existence or nature of such discussions until an agreement has been reached between the parties.
The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section.
This information shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.
Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as “plans,” “expects” or “does expect,” “budget,” “forecasts,” “anticipates” or “does not anticipate,” “believes,” “intends,” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will,” be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Consideration should be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, and as set forth more fully under “Part 1, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and in our other filings made with the Securities and Exchange Commission from time to time. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Terms of the Company’s initial proposal for a Possible Transaction, dated February 24, 2017.
99.2	Terms of the Company’s alternative proposal for a Possible Transaction, dated April, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President, Chief Legal & Compliance Officer

Dated: April 12, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Terms of the Company’s initial proposal for a Possible Transaction, dated February 24, 2017.
99.2	Terms of the Company’s alternative proposal for a Possible Transaction, dated April, 2017.

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